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                                                                   EXHIBIT 3.1.4

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2746201
                                                                  --------------

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We,       Norman R. Robertson                 , Vice President
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and       James D. Freedman                  , Clerk
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of        Progress Software Corporation            ,
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          (Exact name of corporation)

located at     14 Oak Park, Bedford, Massachusetts 01730                    .
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                   (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       3
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         (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 20, 2000, by vote of:

28,427,333 shares of       Common Stock      of  35,686,598 shares outstanding,
----------                ---------------        ----------
                          (type, class & series if any)

          shares of                         of          shares outstanding, and
---------          ------------------------   ---------

          shares of                         of           shares outstanding,
---------          ------------------------   ----------
                 (type, class & series if any)

1** being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the
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following:

The total presently authorized is:

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     WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
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TYPE      NUMBER OF SHARES        TYPE             NUMBER OF SHARES  PAR VALUE
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Common:                           Common:          75,000,000             $.01
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Preferred:                        Preferred:        1,000,000             $.01
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Change the total authorized to:

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   WITHOUT PAR VALUE STOCKS                         WITH PAR VALUE STOCKS
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TYPE      NUMBER OF SHARES        TYPE             NUMBER OF SHARES  PAR VALUE
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Common:                           Common:          100,000,000            $.01
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Preferred:                        Preferred:         1,000,000            $.01
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The foregoing amendments(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________

SIGNED UNDER THE PENALTIES OF PERJURY, this 17th day of June, 2000,



                                             /s/ NORMAN R. ROBERTSON
                                             ----------------------------------
                                             Norman R. Robertson
                                             Vice President

                                             /s/ JAMES D. FREEDMAN
                                             ----------------------------------
                                             James D. Freedman
                                             Clerk


                        THE COMMONWEALTH OF MASSACHUSETTS
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                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

         I hereby approve the within restated Articles of Amendment, and the filing fee in the amount of $25,000.00 having been paid, said article is deemed to have been filed with me this 18th day of July, 2000.


                                                 WILLIAM FRANCIS GALVIN
                                                 Secretary of the Commonwealth



     TO BE FILLED IN BY CORPORATION

Photocopy of the document to be sent to:

James W. Romeo, Counsel
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Progress Software Corporation
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14 Oak Park, Bedford MA 01730
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Telephone: (781) 280-4000
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